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                CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "Financial Highlights", "Shareholder Services - Statements and Reports" and "General Information - Independent Auditors" and to the use of our report dated October 2, 2000 incorporated by reference in this Registration Statement (Form N-1A Nos. 33-72460 and 811-08188) of Alliance Global Dollar Government Fund, Inc.




ERNST & YOUNG LLP


New York, New York
October 25, 2000



































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